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                                                                     EXHIBIT 4.6



THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT. ANY SUCH SALE, OFFER, ASSIGNMENT, TRANSFER OR DISPOSAL MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

                                             Right to Purchase 100,000 Shares of
                                             Class A Common Stock, no par value

                                     CLASS H
                             STOCK PURCHASE WARRANT

                  THIS CLASS H STOCK PURCHASE WARRANT (THIS "WARRANT") CERTIFIES THAT, for value received, MICHAEL ARNOUSE (the "Holder"), is entitled to purchase from LIDAK PHARMACEUTICALS, a California corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, 100,000 (one hundred thousand) fully paid and nonassessable shares of the Company's Class A Common Stock, no par value (the "Common Stock"), at an exercise price of $2.40 per share (the "Exercise Price"). The term "Warrant Shares," as used herein, refers to the shares of Common Stock purchasable hereunder.

                  This Warrant is subject to the following terms, provisions, and conditions:

                  1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company, in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder or the Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by


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the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

                  2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time on or after the earlier of (1) the first date after the date hereof on which the trading price of the Common Stock is $6.00 or more or
(2) the date that is 200 days after the date of issuance of this Warrant, and in either case before 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of issuance (the "Exercise Period").

                  3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

                           (a) SHARES TO BE FULLY PAID. All Warrant Shares will,
upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

                           (b) RESERVATION OF SHARES. During the Exercise
Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                           (c) CERTAIN ACTIONS PROHIBITED. The Company will not,
by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise privilege of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                           (d) SUCCESSORS AND ASSIGNS. This Warrant will be
binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

                  4. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.


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                           (a) SUBDIVISION OR COMBINATION OF COMMON STOCK. If
the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

                           (b) ADJUSTMENT IN NUMBER OF SHARES. Upon each
adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                           (c) CONSOLIDATION, MERGER OR SALE. In case of any
consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place.

                           (d) DISTRIBUTION OF ASSETS. In case the Company shall
declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had the Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

                           (e) NOTICE OF ADJUSTMENT. Upon the occurrence of any
event which requires any adjustment of the Exercise Price in accordance with the terms of this Paragraph 4, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method


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of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

                           (f) NO FRACTIONAL SHARES. No fractional shares of
Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price (as defined below) of a share of Common Stock on the date of such exercise.

                           (g) CERTAIN DEFINITIONS.

                               (i) "MARKET PRICE," as of any date, (i) means the
average of the last reported sale prices for the shares of Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market ("NASDAQ-NMS") for the ten (10) trading days immediately preceding such date, or (ii) if the NASDAQ-NMS is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, at the option of a majority-in-interest of the holders of the outstanding Warrants by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                               (ii) "COMMON STOCK," for purposes of this
Paragraph 4, includes the Class A Common Stock, no par value per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of the Class A Common Stock, no par value per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 4(c) hereof, the stock or other securities or property provided for in such Paragraph.

                  5. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

                  6. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the


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Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  7. TRANSFER AND REPLACEMENT OF WARRANT.

                           (a) RESTRICTION ON TRANSFER. This Warrant and the
related rights granted to the Holder shall not be transferable, in whole or in part, except to legatees and heirs.

                           (b) REPLACEMENT OF WARRANT. Upon receipt of evidence
reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                           (c) CANCELLATION; PAYMENT OF EXPENSES. Upon the
surrender of this Warrant in connection with any replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

                           (d) REGISTER. The Company shall maintain, at its
principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the Holder.

                           (e) EXERCISE WITHOUT REGISTRATION. If, at the time of
the surrender of this Warrant in connection with any exercise of this Warrant, this Warrant or the Warrant Shares issuable hereunder shall not be registered under the 1933 Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise (i) that the Holder of this Warrant furnish to the Company a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such exercise may be made without registration under the 1933 Act and under applicable state securities or blue sky laws and (ii) that the Holder execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company. The Holder of this Warrant, by taking and holding the same, represents to the Company that the Holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

                  8. NOTICES. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the Holder at the address shown for the Holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from the Holder. All notices, requests, and other communications required or permitted to


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be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 11077 N. Torrey Pines Road, La Jolla, California 92037,
Attention: Chief Financial Officer or at such other address as shall have been furnished to the Holder by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 8, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

                  9. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW.

                  10. MISCELLANEOUS.

                      (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

                      (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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                           IN WITNESS WHEREOF, the Company has caused this
Warrant to be signed by its duly authorized officer.

                                        LIDAK PHARMACEUTICALS



Dated: February 26, 1997                By: /s/ David H. Katz
                                           ___________________________________
                                        Name:    David H. Katz, M.D.
                                        Title:   President and Chief Executive
                                                 Officer




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                           FORM OF EXERCISE AGREEMENT


                                                          Dated:_________, ____.


TO:  LIDAK PHARMACEUTICALS


                   The undersigned, pursuant to the provisions set forth in the
within Warrant, hereby agrees to purchase        shares of Common Stock covered
by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $2.40. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

                           Name:____________________


                           Signature:_______________

                           Address:_________________
                           _________________________
                           _________________________

                           Note: The above signature should correspond exactly with the name on the face of the within Warrant.

If said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, then a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.




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